Surf Air Mobility Reports Fourth Quarter and Full Year 2025 Financial Results and Announces Guidance for 2026

Company Guidance Forecasts 20% to 30% Year-over-Year Revenue Growth for 2026

Fourth Quarter Revenue of $26.4 Million, Within the Guidance Range of $25.5 Million to $27.5 Million

Fourth Quarter Adjusted EBITDA Loss of Just Under $8 Million, Within the Guidance Range of $8 Million to $6.5 Million

Full Year Revenue of $106.6 Million, Meeting Previously Raised Guidance of Revenue Exceeding $105 Million

Full Year Adjusted EBITDA Loss of $41.7 Million, Achieving Guidance of Profitable Airline Operations, Defined as Positive Adj. EBITDA

Company Is Positioned to Expand Platform Strategy in 2026

LOS ANGELES – March 12, 2026 – Surf Air Mobility Inc. (NYSE: SRFM) (“Surf Air Mobility” or the “Company”), a leading air mobility platform, today reported financial results for the fourth quarter and full year ended December 31, 2025 and announced guidance for 2026.

Deanna White, CEO of Surf Air Mobility, said: “2025 was a transformational year for Surf Air Mobility. The strategic investments we made in our operations, software, and capital structure have demonstrated measurable operational and financial improvements. Today, we are no longer resetting. We are pivoting to growth. In 2026, Surf Air Mobility intends to integrate its operational expertise, SurfOS infrastructure, and strategic partnerships into a technology-enabled platform designed to improve efficiency, reliability, and asset productivity across its own operations and the broader aviation ecosystem. Based on confidence in our operational expertise, SurfOS infrastructure and technology-enabled platform, the Company is establishing 2026 revenue guidance 20 to 30 percent above the 2025 results.”

She continued, “Building on the operational and financial progress achieved in 2025, the Company believes it is well positioned to expand its technology and platform initiatives to create value for its customers and partners. And we’re intensely focused on turning that position into tangible value for our customers, our partners, and our investors.”

Fourth Quarter Financial Highlights:

Revenue

●
Revenue of $26.4 million for the fourth quarter of 2025 decreased 6% compared to $28.05 million for the same period of the prior year, meeting the Company’s expectation of $25.5 to $27.5 million.
●
Scheduled service revenue decreased by 19% over the comparable period, primarily driven by the continued exit of unprofitable routes, partially offset by improved operational metrics.
●
On Demand charter service revenue increased by 36% over the comparable period, driven by a mix shift to larger aircraft and international flights, and the positive impact of our BrokerOS software.

Net Income/Loss

●
Net loss was $36.9 million for the fourth quarter of 2025 compared to Net income of $1.3 million in the prior year period. Both net loss for the fourth quarter of 2025 and net income for the fourth quarter of 2024 included investment in R&D for technology initiatives, stock-based compensation, transaction costs and other non-recurring items. The fourth quarter of 2024 included a $38.9 million reversal of unearned compensation under the Company’s incentive plans.

Adjusted EBITDA

●
Adjusted EBITDA loss increased by $1.1 million, or 15.9%, to just under $8 million for the fourth quarter of 2025 compared to a loss of $6.9 million for the same period of the prior year, within the guidance range of a loss of $8 million to $6.5 million. Comparative results were driven by a slightly higher mix of corporate level costs in the fourth quarter of 2025.
●
See the Adjusted EBITDA table for the reconciliation from Net Loss to Adjusted EBITDA.

Full Year Financial Highlights:

Revenue

●
Revenue of $106.6 million for the full year 2025 decreased 10.8% compared to $119.4 million for the prior year.
●
Scheduled service revenue decreased by 15.1% over the comparable period resulting from the impacts of the exit unprofitable routes, partially offset by improved controllable completion factor which increased to 98% in the fourth quarter of 2025 from 89% in the fourth quarter of 2024.
●
On Demand charter service revenue increased by 3.1% over the comparable period, resulting from a shift in mix to larger aircraft and international flights, and the positive impact of BrokerOS on sourcing and broker productivity.

Net Loss

●
Net Loss increased by $35.6 million, or 48%, to $110.5 million for the full year 2025 compared with $74.9 million in the prior year period. Net loss for both the full year 2025 and the full year 2024 included investment in R&D for technology initiatives, stock-based compensation, transaction costs and other non-recurring items. Full year 2024 results included a $16.7 million net reversal of unearned compensation under the Company’s incentive plans.

Adjusted EBITDA

●
Adjusted EBITDA loss improved by $2.4 million, or 5%, to $41.7 million for the full year 2025, compared to $44.1 million for the prior year.

●
The reduction in Adjusted EBITDA Loss reflects the exit of unprofitable routes, the benefits of significant operational improvements, and the positive impact of improved On Demand charter margins.
●
See the Adjusted EBITDA table for the reconciliation from Net Loss to Adjusted EBITDA.

Key Developments and Progress Against the Transformation Plan

In 2025, Surf Air Mobility continued progress against the Transformation Plan.

Phase 1: Transformation Phase Highlights

●
The Company optimized its capital structure raising debt and equity to invest in its business and strengthen its balance sheet. Net debt decreased 47% from $139 million at December 31, 2024, to $74 million at December 31, 2025. This decrease in net debt also benefited from the conversion of $48 million of convertible notes, inclusive of interest.

Phase 2: Optimization Phase Highlights

●
Optimization of Airline Operations
○
Continued improvements to key airline performance metrics:
■
Improved controllable completion rate to 98% in Q4 2025, a 9.5 percentage point increase compared to the same period prior year.
■
Improved on time departures to 72% in Q4, a 10.5 percentage point increase compared to the same period prior year.
■
Improved on time arrival to 81% in Q4, a 7 percentage point compared to the same period prior year.
○
Continued to exit unprofitable routes
○
Consolidated fleet exclusively to Cessna Caravan aircraft, resulting in simplified operations, reduced maintenance complexity, improved pilot standardization, and enhanced overall cost efficiency across the network.
●
Recalibrating On Demand Business

○
Recalibrated the On Demand charter business model, improving flight margin, with greater improvements in second half of the year.
○
Executed two exclusive wholesale agreements to improve dedicated aircraft capacity, expand margin potential, and provide guaranteed distribution for our operating partners.
○
Launched the “Powered by Surf On Demand” program to expand the Company’s On Demand charter sales force by providing BrokerOS software to independent third-party brokers.
○
Launched a new “Surf On Demand Cargo” division, expanding our product offering into an additional segment of the aviation market.
●
Driving Efficiencies from SurfOS

○
Directed $26 million of strategic financing proceeds toward SurfOS development, go-to-market execution, and enterprise-grade solutions ahead of planned commercialization in 2026.
○
Secured LOI and beta agreements with multiple Part 135 charter operators.
○
Expanded development of SurfOS capabilities focused on aircraft sourcing and distribution, broker CRM tools, crew management, fleet management, and operational intelligence.
○
Continued digitization of airline operations workflows, including expanded features with proprietary pilot mobile app, implementation of a new maintenance management system, and rollout of an aircraft and crew scheduling tool, resulting in improved operational visibility and control, reduced manual processes, and enhanced reliability.
○
Completed full internal deployment of BrokerOS in our Surf On Demand charter business.
○
Introduced the SurfOS flagship products, including: BrokerOS, OperatorOS, and OwnerOS.

As a result of these investments and accomplishments, the Company significantly improved its airline operating efficiency, increased revenue with improved margins in its

On Demand charter business, and strengthened the foundation required for SurfOS commercialization in 2026.

Current Developments

●
Announced a strategic partnership with BETA Technologies including:
○
An order of 25 electric aircraft plus options for an additional 75 aircraft with the ability to choose from the breadth of BETA Technologies’ product portfolio, including cargo and passenger CTOL and VTOL variants.
○
Designation as launch operator of BETA’s passenger aircraft with the goal to be first to launch commercial electric aircraft passenger service starting in our Hawaii inter-island network.
○
Commitment by Surf Air Mobility and BETA Technologies to joint marketing of BETA's electric aircraft and Surf Air Mobility’s operating and software capabilities to potential customers.
○
Appointment of Surf Air Mobility as the factory-authorized service center for BETA Technologies, once certified with exclusivity in Hawaii, and the ability to extend to other launch regions.
○
The Company expects its strategic partnership with BETA Technologies to contribute to revenue growth and operating efficiencies in the future.
●
Committed to invest $22.4 million in Mokulele Airlines and Hawaii infrastructure, including upgrades and improvements to aircraft, airports, lounges, loyalty program, network capacity, and leadership.
●
Launch of the SurfOS crew and aircraft scheduling tool powered by Palantir in Surf Air Mobility operations.

Financial Outlook

Surf Air Mobility is providing the following financial guidance for the first quarter and full year 2026:

First Quarter 2026

●
Revenue in the range of $24 million to $26 million. These expectations reflect an increase in On Demand charter revenue, an emphasis on increasing load factors on scheduled service flights, offset by the continued revenue impact from the exit of unprofitable routes. Revenue guidance for the first quarter of 2026 does not reflect any revenue contribution for SurfOS.
●
Adjusted EBITDA loss in the range of $15.5 million to $13.5 million, which excludes the impact of stock-based compensation, changes in fair value of financial instruments, and other non-recurring items. First quarter adjusted EBITDA loss reflects our investment in strategic initiatives and the continued development and upcoming commercial rollout of SurfOS.

Full year 2026

●
Revenue in the range of $128 million to $138 million, a 20% to 30% increase as compared with 2025. Our revenue guidance range contemplates accelerating growth in our On Demand charter business and partial year revenue contribution from SurfOS. Because of these dynamics, revenue growth will be heavily weighted to the back half of 2026.
●
Adjusted EBITDA loss in the range of $50 million to $40 million. Our adjusted EBITDA loss guidance reflects significant investment in strategic initiatives, including the continued development and commercial roll out of SurfOS, partially offset by continued efforts to improve the profitability of our scheduled service and On Demand charter businesses. We expect Adjusted EBITDA loss and margins to improve each quarter of 2026, driven by revenue growth and a continued focus on cost management. Adjusted EBITDA excludes the expected impact of stock-based compensation, changes in fair value of financial instruments, and other non-recurring items.

Conference Call

Surf Air Mobility will host a conference call today at 5:00 pm ET. Interested parties can register in advance to listen to the webcast here or can find a link on the ‘Events & Presentations’ section of our investor relations website.

Alternatively, listeners may dial into the call as follows:
North America - Toll-Free (800) 715-9871
International (Toll) - (646) 307-1963
Conference ID: 4775356

Join webcast: https://events.q4inc.com/attendee/759250854

About Surf Air Mobility

Surf Air Mobility is a Los Angeles-based air mobility platform. With its AI-enabled SurfOS software and electrification programs, Surf Air Mobility provides technology designed to support the modernization of air operations and the adoption of next-generation aircraft. The Company currently operates one of the largest commuter airlines in the United States by scheduled departures, which provides operational scale and real-world operating data to validate and deploy its software. Together, these capabilities position Surf Air Mobility as a leader shaping a more efficient, connected, and accessible future for aviation.

Surf Air Mobility Media Contacts
Press: press@surfair.com
Investors: investors@surfair.com

Forward-Looking Statements

This Press Release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995, including statements regarding Surf Air Mobility’s implementation of its transformation strategy; developments on key strategic initiatives; Surf Air Mobility’s profitability and future financial results; and Surf Air Mobility’s balance sheet and liquidity. Readers of this release should be aware of the speculative nature of forward-looking statements. These statements are based on the beliefs of Surf Air Mobility’s management as well as assumptions made by and information currently available to Surf Air Mobility and reflect Surf Air Mobility’s current views concerning future events. As such, they are subject to risks and uncertainties that could cause actual results or events to differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, among many others: Surf Air Mobility’s future ability to pay contractual obligations and liquidity will depend on operating performance, cash flow and ability to secure adequate financing; Surf Air Mobility’s limited operating history and that Surf Air Mobility has not yet commercialized software platforms for third-party sales or manufactured any hybrid-electric or fully-electric aircraft; Surf Air Mobility’s failure to realize the expected return on its significant investment in SurfOS due to development delays, technical challenges, or lack of market acceptance; any accidents or incidents involving hybrid-electric or fully-electric aircraft; the dependence on third-party partners and suppliers for the components and collaboration in Surf Air Mobility’s development of hybrid-electric and fully-electric powertrains and its advanced air mobility software platform, and any interruptions, disagreements or delays with those partners and suppliers; the inability to execute business objectives and growth strategies successfully or sustain Surf Air Mobility’s growth; the inability of Surf Air Mobility’s customers to pay for Surf Air Mobility’s services; the inability of Surf Air Mobility to obtain additional financing or access the capital markets to fund its ongoing operations on acceptable terms and conditions; the outcome of any legal proceedings that might be instituted against Surf Air, Southern or Surf Air Mobility, the risks associated with Surf Air Mobility’s obligations to comply with applicable laws, government regulations and rules and standards of the New York Stock Exchange; and general economic conditions. These and other risks are discussed in detail in the periodic reports that Surf Air Mobility files with the SEC, and investors are urged to review those periodic reports and Surf Air Mobility’s other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov, before making an investment decision. Surf Air Mobility assumes no obligation to update its forward-looking statements except as required by law.

Footnotes

Use of Non-GAAP Financial Measures: Surf Air Mobility uses Adjusted EBITDA to identify and target operational results which is beneficial to management and investors in evaluating operational effectiveness. Adjusted EBITDA is a supplemental measure of Surf Air Mobility’s performance that is not required by, or presented in accordance with, U.S. GAAP. Adjusted EBITDA is not a measurement of Surf Air Mobility’s financial performance under U.S. GAAP and should not be considered as an alternative to net income (loss) or any other performance measure derived in accordance with U.S. GAAP. Surf Air Mobility’s calculation of this non-GAAP financial measure may differ from similarly titled non-GAAP measures, if any, reported by other companies. This non-GAAP financial measure should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with U.S. GAAP.

Non-GAAP financial measures have limitations in their usefulness to investors because they have no standardized meaning prescribed by GAAP and are not prepared under any comprehensive set of accounting rules or principles. In addition, non-GAAP financial measures may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by other companies.

Surf Air Mobility presents Adjusted EBITDA because it considers this measure to be an important supplemental measure of its performance and believes it is frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in its industry. Management believes that investors’ understanding of Surf Air Mobility’s performance is enhanced by including this non-GAAP financial measure as a reasonable basis for comparing its ongoing results of operations.

Consolidated Balance Sheets as of December 31, 2025 and December 31, 2024:

	December 31, 2025	December 31, 2024
Assets:
Current assets:
Cash	$12,672	$21,107
Accounts receivable, net	3,929	4,257
Prepaid expenses and other current assets	14,320	8,511
Total current assets	30,921	33,875
Restricted cash	10,091	568
Property and equipment, net	45,595	42,213
Intangible assets, net	20,067	23,118
Operating lease right-of-use assets	12,510	17,046
Finance lease right-of-use assets	809	1,115
Other assets	11,688	6,123
Total assets	$131,681	$124,058
Liabilities and Shareholders’ Deficit:
Current liabilities:
Accounts payable	$18,437	$17,976
Accrued expenses and other current liabilities	47,702	45,496
Deferred revenue	17,924	17,393
Current maturities of long-term debt	2,712	2,543
Operating lease liabilities, current	3,636	4,120
Finance lease liabilities, current	277	265
SAFE notes at fair value, current	5	13
Convertible notes at fair value, current	3,982	—
Due to related parties, current	643	1,804
Total current liabilities	95,318	89,610
Long-term debt, net of current maturities	14,389	59,883
Convertible notes at fair value, long term	63,475	7,347
Operating lease liabilities, long term	8,714	11,540
Finance lease liabilities, long term	670	948
Due to related parties, long term	100	50,457
Other long-term liabilities	3,872	24,270
Total liabilities	$186,538	$244,055
Commitments and contingencies (Note 15):
Shareholders’ deficit:
Preferred Stock, $0.0001 par value; 50,000,000 shares authorized; 0 shares issued and outstanding at December 31, 2025 and December 31, 2024	—	—
Common stock, $0.0001 par value; 800,000,000 shares authorized as of both December 31, 2025 and December 31, 2024; 73,082,025 shares issued and outstanding as of December 31, 2025 and 16,933,692 shares issued and outstanding as of December 31, 2024	7	2
Additional paid-in capital	733,135	557,444
Accumulated deficit	(787,999)	(677,443)
Total shareholders’ deficit	$(54,857)	$(119,997)
Total liabilities and shareholders’ deficit	$131,681	$124,058

Consolidated Statements of Operations for the Years Ended December 31, 2025 and December 31, 2024: (in thousands, except share and per share data):

	Year Ended December 31,
	2025	2024
Revenue	$106,557	$119,425
Operating expenses:
Cost of revenue, exclusive of depreciation and amortization	102,376	109,934
Technology and development	10,299	24,041
Sales and marketing	8,177	7,514
General and administrative	53,285	29,851
Depreciation and amortization	9,294	8,341
Total operating expenses	183,431	179,681
Operating loss	$(76,874)	$(60,256)
Other income (expense):
Changes in fair value of financial instruments carried at fair value, net	$(8,574)	$(11,732)
Interest expense	(13,205)	(8,617)
Gain (loss) on extinguishment of debt	(3,904)	5,398
Other income (expense)	(8,379)	12
Total other income (expense), net	$(34,062)	$(14,939)
Loss before income taxes	(110,936)	(75,195)
Income tax (provision) benefit	380	287
Net loss	$(110,556)	$(74,908)
Net loss per share applicable to common shareholders, basic and diluted	$(3.15)	$(5.80)
Weighted-average number of common shares used in net loss per share applicable to common shareholders, basic and diluted	35,101,792	12,910,341

Unaudited Financial Measures; Reconciliation of Net Loss to Adjusted EBITDA for the Quarter and Year Ended December 31, 2025 and the Quarter and Year Ended December 31, 2024 (in thousands):

	Year Ended December 31,
	2025	2024
Net Loss	$(110,556)	$(74,908)
Addback:
Depreciation and amortization	9,294	8,341
Interest expense	13,206	8,617
Income tax expense (benefit)	(380)	(287)
Stock-based compensation expense (1)	10,061	(5,976)
Changes in fair value of financial instruments (2)	8,574	11,732
Gain on extinguishment of debt	3,904	(5,398)
Transaction costs (3)	6,409	1,246
Data license fees (4)	—	12,500
Incentive plan accruals (5)	4,772	—
Restructuring costs and other (6)	12,984	—
Adjusted EBITDA	$(41,732)	$(44,133)

(1) Represents non-cash expenses related to equity-based compensation programs, which vary from period to period depending on various factors including the timing, number, and the valuation of awards.

(2) Represents fluctuations in the fair value of financial instruments carried at fair value. The fair values of the convertible notes, derivative instruments, and liability classified warrants were based on the values of the notes, warrants, and derivatives modelled using third party participant assumptions.

(3)Represents direct, uncapitalized, costs associated with the closing of debt and equity transactions, including accounting, legal, and advisory costs.
(4) Represents costs related to initial license fees under the Textron Licensing Agreement.
(5)Represents accrued and unpaid amounts under short-term incentive plans, for which the achievement of adjusted EBITDA metrics is a consideration.

(6)Represents identified costs specific to the Company’s Transformation Plan, inclusive of the relocation of the Company's operations center, the exiting of unprofitable routes, and exiting of the Company's PC-12 fleet, as well as losses on the disposal of owned aircraft and finance charges associated with non-debt payables.